                                                       Exhibit 10(e)






                                     STORE
                                     LEASE
                         SMALLWOOD VILLAGE ASSOCIATES,
                                   LANDLORD

                                      and

                        INTERSTATE GENERAL COMPANY L.P.


                                    TENANT

                                      for
                            STORE NO. C8 - C9 - C11
                       SMALLWOOD VILLAGE SHOPPING CENTER

                                   EXHIBITS
                                      and
                                  ATTACHMENTS



1.  EXHIBIT A                                                        Site Plan
2.  EXHIBIT B                                     Tenant Fit-Up Specifications
3.  EXHIBIT C                                                 Common Area Cost
4.  EXHIBIT D                                            Rules and Regulations
5.  EXHIBIT E                                                   Lease Guaranty
6.  EXHIBIT F                                          Architectural Covenants
              Declaration of Easements, Covenants, Conditions and Restrictions

                                     INDEX
Article   Title                                                       Page
 1        Demised Premises                                              1
 2        Ingress and Parking                                           1
 3        Tenant Pans                                                   1
 4        Lease Term                                                    1
 5        Fixed Minimum Rent                                            1
 6        Percentage Rent                                               2
 7        Deposit                                                       3
 8        Gross Sales Report                                            3
 9        Audit                                                         3
10        Definition of Gross Sales                                     4
11        Taxes and Assessments                                         4
12        Laws and Ordinances                                           5
13        Furniture and Fixtures                                        6
14        Repairs                                                       6
15        Alterations                                                   6
16        Damage                                                        6
17        Eminent Domain                                                7
18        Roof Rights                                                   7
19        Store Purpose                                                 7
20        Signs                                                         8
21        Hours of Lighting                                             8
22        Parking and Common Use Areas                                  8
23        Utilities: General                                            9
24        Utilities: Separate Meter                                     9
25        Trash                                                         9
26        Keep Clean                                                    9
27        Hold Harmless                                                 9
28        Property at Tenant's Risk                                     9
29        Insurance Risk                                               10
30        Landlord Access                                              10
'31       Bankruptcy                                                   10
32        Repossession                                                 11
33        Reletting                                                    11
34        Hold-Over                                                    12
35        Rental Sign                                                  12
36        Subordination                                                12
37        Notices                                                      12
38        Assigns and Successors                                       12
39        Subletting and Assignment                                    12
40        Not Partners                                                 13
41        Promotional Service                                          13
42        Continuous Occupancy                                         14
43        Maintenance and Operation of Common Areas                    15
44        Cost of Maintenance and Operation of Common Areas            15
45        Insurance                                                    15
46        Additional Rent                                              16
47        Quiet Enjoyment                                              16
48        Transfer of Landlord's Interest                              16
49        No Waiver                                                    17
50        Partial Invalidity                                           17
51        Rules and Regulations                                        17
52        Applicable Law                                               17
53        Captions and Headings                                        17
54        Joint and Several Liability                                  17
55        Modification                                                 17
56        No Discrimination                                            17

57        Delay                                                        17
58        Store Front                                                  17
59        Estoppel Certificates                                        17
60        Outparcel                                                    17
61        Waiver of Jury Trial                                         18
62        No Option                                                    18
63        Security Deposit                                             18
64        Broker's Commission                                          18
65        Master Lease/Addenda                                         18
66        Landlord's Right to Change or Alter Stores
          or Shopping Center                                           18
67        Late Charges                                                 27

                                     LEASE

          THIS LEASE, made this 1st day of December, 1987, by and between SMALLWOOD VILLAGE ASSOCIATES, a Maryland Limited Partnership, 222 Smallwood Village Center, St. Charles, Maryland 20601, hereinafter designated "Landlord," and INTERSTATE GENERAL COMPANY L.P. hereinafter designated "Tenant".

                                  WITNESSETH:

DEMISED PREMISES.        1.  In consideration of all Tenant's undertakings
hereinafter set forth, including payment of rent as hereinafter specified. Landlord hereby leases to Tenant the building area located in a shopping center development known as Smallwood Village Shopping Center (herein called the "Shopping Center"), at St. Charles Parkway and Post Office Road, St. Charles, Maryland containing approximately 3,509 square feet, marked Exhibit "A" and made a part hereof (herein called the "demised premises").

INGRESS & PARKING        2.  Together with the building herein demised. the
Landlord grants to the Tenant a right of ingress and egress and free parking of vehicles of the Tenant's invitees in the parking areas, and including a right for ingress and egress to and from the adjoining public streets, highways and/or service area.

FIT-UP REQUIREMENTS      3.  The premises are to be constructed in accordance
with the attached Tenant fit-up specifications, marked Exhibit "B" and made a part hereof, for which Landlord will provide "as-is" drawings. Any additional Tenant requirements and costs over and above such Tenant fit-up specifications set forth in Exhibit "B" will be the responsibility of and at the expense of the Tenant. If the Landlord agrees to make any additions to or modifications of Exhibit "B" at Tenant's expense, Tenant agrees to pay the Landlord in full prior to construction of the additions or modifications. It is agreed that no later than ten (10) days from date of execution of this Lease, the Tenant will furnish to Landlord its partition, electric, telephone, and all other additions or modifications to Tenant fit-up requirements beyond those set forth on Exhibit "B", in drawings prepared by a certified architect or engineer suitable to obtain a building permit from Charles County. In the event Tenant fails to comply with the aforesaid by the date specified, then Tenant shall pay to Landlord, in addition to the rent commencing as of the Rent Commencement Date, daily rent for the number of days' delay resulting from Tenant's failure to comply with the provisions of this Article 3, computed at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. The Landlord shall approve or disapprove the drawings of Tenant's additions or modifications to the fit-up requirements in writing within five (5) days of Tenant's submission thereof. Within five (5) days of Landlord's approval of the drawings, Tenant shall apply for a building permit and diligently pursue obtaining the building permit from the appropriate authorities of Charles County. In the event Tenant fails for any reason to obtain a building permit within thirty-five (35) days of the date of execution of this Lease, the Landlord shall complete the Demised Premises in accordance with Exhibit "B" and tender to the Tenant for occupancy.

LEASE TERM               4a. The term of this Lease shall commence on the date
hereof. and shall commence on the date hereof, and shall continue 5 years. The "Rent Commencement Date" shall be the first day of December, 1987, provided the Landlord has completed the Demised Premises in accordance with its obligations as same are set forth herein and the Demised Premises are tendered to Tenant for occupancy On December 1, 1987.

FIXED MINIMUM RENT       5.  Commencing with the Rent Commencement Date, Tenant
shall pay as fixed minimum annual rental for the premises the sum of Thirty-Four Thousand Two Hundred Twelve & 75/100 ($34,212.75) per annum, payable in equal monthly installments of TWO THOUSAND EIGHT HUNDRED FIFTY-ONE & 06/100 Dollars ($2,851.06) each. All such monthly installments of the fixed minimum rental shall be payable to Landlord, in addition, without previous notice or demand therefor, and without diminution, counterclaim, deduction or set-off whatsoever, with the first monthly installment to be due and payable upon execution hereof, and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental.

PERCENTAGE RENT          6(a). Intentionally left blank.

                         6(b). Intentionally left blank.

                         6(c). Intentionally left blank.

                         6(d). Intentionally left blank.

                         6(e). The Fixed Minimum Annual Rental herein provided
for shall be adjusted by the Consumer Price Index as defined in Article 6(f). Any such adjustment shall be accomplished by multiplying the Fixed Minimum Annual Rental then in effect by a fraction, the numerator of which shall be the Consumer Price Index as of the most recent date prior to the date of such adjustment, and the denominator of which shall be the Consumer Price Index as of the date nearest the beginning of such lease year (but in no event shall the Fixed Minimum Annual Rent be reduced as a result of any such adjustment below the Fixed Minimum Annual Rent specified in Article 5 hereof), and the increased Fixed Minimum Annual Rental thereby established shall continue in effect as the Fixed Minimum Annual Rental until again adjusted as herein provided. The term "sufficient percentage rental" as used herein is defined as such Percentage Rent for any lease year, whether or not actually paid or payable, which, when added to the Fixed Minimum Annual Rental set forth in Article 5 would equal or exceed such Fixed Minimum Annual Rental if adjusted to the Consumer Price Index (applied as aforesaid) at the end of such lease year to reflect changes therein since the beginning of such lease year. For example, if the Consumer Price Index increases by 4% in the first lease year, then "sufficient percentage rental" for that lease year would be an amount equal to or in excess of 4% of the Fixed Minimum Annual Rental. If the Fixed Minimum Annual Rental set forth in Article 5, or otherwise in this lease shall provide for different fixed sums to be paid during certain lease years, or portions thereof (other than as may result from the application of this Section 6(e) hereof), then in each and every instance that the Fixed Minimum Annual Rental shall be adjusted pursuant to this Section 6(e), all other fixed sums payable as Fixed Minimum Annual Rental at some future time thereafter shall likewise be adjusted in the same proportion.

                         6(f). For all purposes of the Lease Agreement, the
"Consumer Price Index" is hereby defined to be the index for the Washington, D.C.-Maryland-Virginia area, now known as the United States Bureau of Labor Statistics, Consumer Price Index, for Urban Wage Earners and Clerical Workers (revised) - U.S. City Average, and selected areas (1977 = 100), all items; and if the Consumer Price Index shall be discontinued or altered, then any successor Consumer Price Index of the United States Bureau of Labor Statistics or successor agency thereto, for the Washington, D.C. Metropolitan area, shall be used, and if there is no such successor Consumer Price Index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, and if said parties are not able to agree upon such substitute, the matter shall be referred to binding arbitration in accordance with the rules of the American Arbitration Association in the State of Maryland then prevailing.

                         6(g). No payment by Tenant or receipt by Landlord of a
lesser amount than the monthly installment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

                         6(h). The Tenant also agrees to pay and the Landlord
agrees to accept as additional rental for each lease year of the term the Tenant's proportionate share of any real estate or other taxes as defined in
Article 11 and the Tenant's proportionate share of the cost of maintenance and operation of common areas as defined in Article 44.

DEPOSIT                  7.  Intentionally left blank.


GROSS SALES REPORT       8.  Intentionally left blank.


AUDIT                    9.  Intentionally left blank.


DEFINITION OF GROSS     10.  Intentionally left blank.
SALES


TAXES AND ASSESSMENTS   11(a).  For the purposes of this paragraph, the term
"Real Estate Taxes" means all taxes, rate and assessments, general and special, levied or imposed with respect to the land, buildings and improvements located or built within the Shopping Center, including all taxes, rates and assessments, general and special levied or imposed for school, pubic betterment, general or local improvements and operations and taxes imposed in connection with any special taxing district. If the system of Real Estate Taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for Real Estate Taxes presently levied or imposed on immovables in the jurisdiction where the demised premises is located, then any such new tax or levy shall be included within the term "Real Estate Taxes." Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment, however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interest in the Shopping Center, as a substitute (in whole or in part) or in addition to any existing Real Estate Taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes."

                         11(b). The term "Base Year" means the 1987/88 real
estate tax year. The term "Real Estate Tax Year" means each successive twelve

(12) month period following and corresponding to the Base Year, irrespective of the period or periods which may from time-to-time in the future be established by competent authority for the purposes of levying or imposing Real Estate Taxes.

                         11(c). Each Real Estate Tax Year after the Base Year,
Tenant shall pay to Landlord within ten (10) days after demand in writing thereof (accompanied by a statement showing the computation of same) as additional rent and in addition to Fixed Minimum Rental, Percentage Rent and all other payments provided for herein, Tenant's Percentage Share (hereafter defined) of the amount by which (i) the Real Estate Taxes for such tax year exceed (ii) the Real Estate Taxes for the Base Year. The term "Tenant's Percentage Share," for all purposes of this Lease, is hereby defined to be that percentage representing the proportion that the total gross rentable square feet contained within the leased premises bears to the total gross rentable square feet contained within the Shopping Center.

                         11(d). Reasonable expenses, consisting of attorneys'
fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under the above paragraph, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 11 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

                         Nothing contained in this section shall be construed
at any time to reduce the monthly installments of rent payable hereunder below the amount specified in Articles 5 and 6 of this Lease.

                         If the termination date of this Lease shall not
coincide with the end of a Real Estate Tax fiscal year, then in computing the amount payable under this Article 11 for the period between the commencement of the applicable Real Estate Tax fiscal year in question and the termination date of this Lease, Tenant's Percentage Share of the Real Estate Taxes for the applicable Real Estate Tax fiscal year shall be equitably apportioned (on a per diem basis) so that Tenant shall pay only such portion of such Real Estate Taxes as is attributable to the portion of such Real Estate Tax fiscal year occurring during the term of this Lease. Tenant's obligation to pay Real Estate Taxes under this Article 11 for the final period of the Lease shall survive the expiration of the term of this Lease.

                         A tax bill or true copy thereof, together with any
explanatory statement of the area or property covered thereby submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxes. If any real property tax or assessment levied against the land, building or improvements covered hereby or the rents reserved therefrom, shall be evidenced by improvement bonds or other bonds, or in any other form, which may be paid in annual installments, only the amount paid or payable in any real estate tax fiscal year shall be included as Real Estate Taxes for that real estate tax year for the purposes of this
Article 11.

LAWS AND ORDINANCES      12.  At the time when Landlord tenders possession, in
accordance with its obligations under this Lease, to Tenant, Landlord shall certify in writing that said premises and all of the work Landlord has performed therein is in accordance with all state, county, and municipal building and safety requirements. From that point forward, Tenant will, at its own costs, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the premises are located, whether required of the Landlord or otherwise, in the conduct of Tenant's business, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant's particular business or use of the premises. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant's failure or negligence in this respect.

FURNITURE AND FIXTURES   13.  Tenant shall have the privilege o{ installing,
subject to the written approval of the Landlord which shall not be unreasonably withheld, any furniture, fixtures and machinery necessary to the conduct of its business and the same shall remain the property of the Tenant, provided they be removed by the Tenant before the expiration of its tenancy, and further provided that in the event any damage is done to said premises in the removal of said furniture, fixtures or machinery, Tenant will promptly reimburse Landlord for the cost of such repairs as are necessary to restore said premises to their original condition. In the event of failure of Tenant to remove said furniture, fixtures and machinery from said premises before expiration of this Lease, it is agreed that Tenant is abandoning said furniture, fixtures and machinery and same shall become the property of Landlord, who shall have the right to use, remove or dispose of said furniture, fixtures and machinery at the Tenant's expense.

REPAIRS                  14.  The Tenant agrees to maintain the premises in
good repair during the term of this Lease, at his own expense, including the floors, walls, ceiling, inside plumbing, heating, ventilating, air conditioning and other equipment and fixtures installed by the Landlord. Landlord agrees within a reasonable time after receipt of written notice from the Tenant to make all repairs necessary to the structural portion and roof, including gutters and downspouts of the demised premises. The Tenant also agrees, at his own expense, to replace all plate glass in the demised premises which shall be damaged or broken from any cause, except where due to building settlement. The Tenant also agrees at his own cost and expense to maintain exterior sign face, sign box and sign lighting. The Tenant also agrees at his own cost and expense to keep in effect during the term of this Lease and any extension or renewal thereof a full parts and labor maintenance contract on the heating, ventilating and air conditioning equipment, servicing the demised premises with a contractor licensed in this area, approved by the Landlord, which approval shall not be unreasonably withheld. The Tenant agrees to provide the Landlord with a copy of this contract upon request.

ALTERATIONS              15.  Tenant shall not do any construction work or make
any alterations, modifications or changes to any part of the demised premises either exterior or interior, without Landlord's written consent which shall not be unreasonably withheld. Landlord may condition its consent upon Tenant's delivery to Landlord of a policy or policies of workmen's compensation, liability and property damage insurance, naming Landlord as additional insured, in limits and with companies acceptable to the Landlord. In the event of any such approved work or changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant and Tenant's contractors (who shall be licensed) shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state in which said premises are located and which pertain to such work. Any additions, improvements, alterations and/or installations made by Tenant (except only movable store and office furniture and fixtures) shall become and remain a part of the building and be and remain Landlord's property upon the termination of Tenant's occupancy of said premises; provided, however, that if Landlord gives written notice to Tenant at the expiration or prior termination of this Lease to such effect, it may require Tenant to restore said premises to their original condition. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

DAMAGE                   16.  If the demised premises shall be partially or
totally damaged or destroyed by any risk covered by Landlord's insurance as provided for in Article 45(a) of this Lease, then Landlord shall diligently and as soon as practicably after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company, and reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control) repair or rebuild the demised premises, provided, however, that in no event shall Landlord be obligated to expend in such repair or rebuilding any sums in excess of the amount of insurance proceeds paid to Landlord in connection therewith. The foregoing notwithstanding, in no event shall Landlord be required to repair, restore or rebuild any portions of the demised premises constituting a part of Tenant's leasehold improvements or other tenant work, trade fixtures, equipment and personal property. If the demised premises are rendered wholly or partially untenantable by such damage or destruction, and such damage and destruction was without the fault or neglect of the Tenant, his servants, employees, agents, visitors or licensees, then the rent payable by Tenant under this Lease during the period in which the demised premises are so untenantable shall be equitably abated. Except as set forth in this Article, Landlord shall not be liable for any damages (including without limitation, business interruption) that may be suffered by Tenant by reason of any casualty to the demised premises and/or Landlord's repairing or rebuilding thereof and/or the deprivation of Tenant's use and possession of the demised premises. All of the foregoing provisions of this Article 16 notwithstanding, if the demised premises are rendered wholly untenantable by fire or other cause, and the Landlord shall decide not to rebuild the same, or if the Shopping Center be so damaged that the Landlord shall decide to demolish it or not to rebuild it, then, or in any of such events, the Landlord may, at its option, cancel and terminate this Lease by giving to the Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and determine upon the tenth day after such notice is given, and the Tenant shall vacate the demised premises and surrender the same to the Landlord.

EMINENT DOMAIN           17.  If the Shopping Center or any part thereof shall
be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain or deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the building or part thereof so taken.

If the nature, location or extent of any proposed condemnation affecting the Shopping Center is such that the Landlord elects in good faith to demolish all or substantially all of the buildings in the Shopping Center, then the Landlord may terminate this Lease by giving at least sixty (60) days' written notice of termination to the Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

ROOF RIGHTS              18.  Landlord shall have the exclusive right to use
all or any portion of the roof of the leased premises for any purposes, and shall have the right to erect additional stories or other structures over all or any part of said premises.

STORE PURPOSE            19(a). The demised premises shall be used only for the
purpose of Office Use. Tenant shall not use all or any portion of the demised premises for any other purpose.

                         19(b). Tenant affirmatively agrees and represents that
it understands and accepts the following as terms of this Lease.

                         1.  The use of the demised premises solely for the
above-mentioned purpose was critical to Landlord's decision to enter into this Lease. Landlord, in reaching its decision concerning the use of the demised premises, considered and was influenced by the tenant mix in the Shopping Center and the socio-economic status of the community in which the demised premises are located. Such decision by Landlord would not have been made if Tenant intended to use any portion of the demised premises for any purpose other than that specified herein.

                         2.  Landlord is acutely aware of its standing and
reputation in the community, and any use of the demised premises reflects on that standing and reputation. For this reason also, use of the demised premises was critical to Landlord's decision to enter into this Lease and to Landlord's continued good standing and reputation in the community.

                         3.  No deviation whatsoever from the use specified
herein shall be allowed for any portion of the demised premises without the prior written consent of Landlord, which consent may be withheld for any reason, or without reason, in the sole, absolute, and arbitrary discretion of Landlord.

                         4.  The terms of this Article 19 including, but not
limited to, any questions concerning the use for which all or any portion of the demised premises are being employed, shall be strictly enforced and any questions arising hereunder shall be resolved by Landlord in its sole and absolute discretion

                         19(c). In addition to the provisions of Article 19(a)
and (b) above, and in no way in limitation thereof, Tenant agrees not to commit waste on the demised premises and not to use the demised premises for any unlawful purpose, or in violation of any certificate of occupancy, nor suffer any dangerous article to be brought on the demised premises unless safeguarded as required by law. Moreover, no nuisances, public or private, shall be allowed on the demised premises nor shall any use be allowed which is a source of annoyance or embarrassment to Landlord or the other Tenants of the Shopping Center, or which is deemed by Landlord as not in keeping with the character of the neighborhood, nor shall the demised premises be used for any unlawful, immoral or improper purpose. Without limiting the generality of the foregoing, in no event shall all or any portion of the demised premises be used as a so-called "adult bookstore" selling obscene or pornographic books or magazines, or for the sale of drug paraphernalia or related items, nor operate in the Demised Premises or in any part of the Shopping Center any coin or token operated vending machines or similar device for sale of any merchandise service (including pay lockers, pay toilets, scales. amusement devices and machines for the sale of beverages, foods, candy or other commodities) except that one cigarette vending machine may be installed in the Demised Premises unless otherwise approved by the Landlord in writing.

                         19(d)  In addition to, and not in limitation of, the
foregoing subparagraphs of this Article 19 comply with and observe all restrictive covenants of record (as outlined in Exhibit "E" attached hereto and hereby made a part hereof) which affect or are applicable to the Shopping Center and/or the Demised Premises and/or the common areas, provided the same do not prohibit Tenant's permitted use of the Demised Premises specified in
Section 19 hereof.

SIGNS                    20.  Tenant shall provide one (two in specified
locations) signboard, sign or signs of such size, design and character, and in such location(s) only, as Landlord shall approve in writing in its sole discretion. Tenant hereby agrees that such sign shall, unless otherwise expressly permitted, also comply in all respects with the provisions and requirements of the sign regulations hereinafter adopted from time to time by Landlord. Tenant shall obtain and pay for all permits and license's required in connection with such sign and shall be responsible for the proper installation thereof. It is further understood that all signs placed by Tenant on the demised premises shall be erected and maintained in accordance with the County, State and/or other ordinances in force or effect at the time, and at the sole cost and expense of Tenant. Tenant agrees to maintain all signs in good condition and repair at all times to the reasonable satisfaction of Landlord. Except as expressly permitted by Landlord, no other signs, lights, lettering or other forms of inscription of advertising of display devices shall be displayed on the exterior of the demised premises or on or in immediate proximity to the inner or outer face of the show windows, entrances, doors or transoms nor shall the same be displayed in any other location within the demised premises from which said signs, lights, or other forms of inscription or advertising or display devices may readily be seen from outside the demised premises without prior written approval of Landlord as to size, material, design and neatness thereof. It is further agreed that Tenant shall not use sidewalks, parking areas, and alleys for displays, wares, or signs of any kind. The Landlord shall determine during what hours the Shopping Center and any signs shall be lit. Any tenant directory provided by Landlord shall be at the sole cost and expense of Landlord.

HOURS OF LIGHTING        21.  Intentionally left blank.

PARKING AND COMMON
USE AREAS                22.  All automobile parking areas, driveways, and
other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas, the truckway or truckways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements provided by Landlord for the general use, in common, of Tenants, their officers, agents, employees, and customers, shall at all times be subject to the exclusive control and management of the Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas, the right to construct, maintain and operate lighting facilities on all said areas and improvements, the right to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to, and the right to restrict parking by tenants, their officers, agents and employees to employee parking areas. Landlord shall not, however, have any duty to police the traffic in the parking areas. However, if a parking lot attendant be required as determined by the Landlord or by ordinance, regulation or law, Landlord shall provide same. and the cost of such attendant shall be considered part of the cost of maintenance and operation of common areas as provided for in Article 44. The Landlord is obligated to hard surface, stripe and light the parking areas.

Tenant further agrees that its employees will not park their cars or other vehicles on the streets adjacent to the leased premises, or in the space provided for public use, but will use such space as Landlord shall designate from time to time as parking space for the use of Tenants and employees. Landlord may designate spaces provided for public parking for employee or Tenant parking at specific times. At Landlord's request, Tenant shall supply Landlord with the names of all employees assigned to the demised premises, along with the license number of their respective automobiles or vehicles. In addition, Tenant agrees to supply Landlord with the license numbers of all vehicles owned or operated by Tenant.

The parties agree that damages will accrue from the breach of the covenant relating to parking, and that the amount of such damage will be difficult to establish, and that by reason thereof liquidated damages in the amount of $10.00 per day, per vehicle, parked in violation of said covenant may be recovered by Landlord from Tenant, following written notification to Tenant naming the vehicles in violation.

Tenant agrees to prohibit the loading or unloading of delivery vans, trucks, carts, or vehicles of any sort by, through, into, or from the front door or doors or the demised premises after 10:00 a.m., during each seven (7) days of the week; except that retail customers may load or unload into or from the front door or doors of the demised premises purchases made by said retail customers.

The parties agree that damages will accrue from the breach of the covenant relating to loading or unloading of deliveries and that the amount of such damage will be difficult to establish; that by reason thereof liquidated damages in the amount $10.00 per day, per vehicle, loaded or unloaded in violation of said covenant may be recovered by Landlord from Tenant, following written notification to Tenant naming the supplier violating this covenant.

UTILITIES: GENERAL       23.  Tenant shall, at its sole cost and expense, pay
all charges when due for water, sewer, gas, electricity, heat, air-conditioning and any other utility or energy charges and taxes incurred by Tenant in the use of the demised premises.

UTILITIES:
SEPARATE METER           24(a). Tenant shall pay to Landlord, within 10 days
after rendition of a bill therefor by Landlord of the Charles County Department of Public Works, or successor, in addition to all other charges provided herein and as additional rent, a sum equal to the amount (or Tenant's pro rata share, as reasonably determined by Landlord) of any water or sewer rent or charge, or any other tax, rent, fee, levy or charge, imposed in connection with Tenant's use, consumption of supply of water, or Tenant's water system, or Tenant's sewerage connection or system.

                         24(b). If Landlord, in its sole discretion, determines
at the inception of or during the term of this Lease that Tenant is a heavy water user, then Landlord will install at Tenant's expense, a submeter for the demised premises. Tenant shall keep such meter and any installation equipment in good order and repair; repay Landlord on receipt of a bill for its' installation and Tenant shall pay for all water consumed as shown on the meter together with the concomitant sewer charge within ten (10) days after rendition of a bill therefor.

                         24(c). The total charges for all Tenants in the
Shopping Center coming within the purview of Article 24(b) shall be deducted from the charges pertaining to Tenants referred to in Article 24(a).

                         25.  Tenant will keep the premises in a clean, orderly
and sanitary condition and free of insects, rodents, vermin, other pests, trash and dirt accumulations and shall furnish adequate and proper receptacles for trash and garbage in location designated by the Landlord. Landlord shall maintain and keep in good repair the parking lot, pedestrian walkways and driveways, keeping them clean, free of snow and ice, orderly, properly lighted and marked. Landlord will provide garbage and trash collection service for the demised premises. Tenant shall cooperate with Landlord in the scheduling of such collection service and Tenant shall not use any other garbage or trash collection service at the premises. The cost of any such service shall be included in the Landlord's common area costs or shall be billed monthly to Tenant, based on the ratio of the floor area of the demised premises to the aggregate floor area of all tenants to whom Landlord furnishes such service. Landlord may at any time change such collection methods, and will give reasonable notice to Tenant.

KEEP CLEAN               26. The Tenant agrees to keep the sidewalks abutting
the demised premises in a clean and orderly fashion, and agrees not to use any space, other than within the walls of the demised premises, for the sale or storage of merchandise or for service of any kind.

HOLD HARMLESS            27. Tenant agrees that it will indemnify and save the
Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgements, costs and expenses of any kind (including attorneys' fees) (i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the demised premises, or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or
(iii) resulting from any default, violation or nonperformance of this Lease by Tenant, or (iv) resulting in injury to person or property or loss of life sustained in or about the demised premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of the Landlord and Tenant herein, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) for each accident and Five Hundred Thousand Dollars ($500,000.00) for each separate injury, and property damage insurance In the amount of Fifty Thousand Dollars ($5O,000.OO), with an approved insurance company and to deliver to

Landlord a copy of said policy or a certificate showing the same to be in force and effect. In the event Tenant shall fail to maintain such policy of insurance then Landlord may, after three (3) days' written notice to Tenant obtain such policy and pay the premium thereon and the amount so paid shall be added to the next installment of rent.

PROPERTY AT
TENANT'S RISK            28. It is understood and agreed that all personal
property, goods, wares and merchandise in said premises shall be and remain at the Tenant's sole risk and the Landlord shall not be liable for any damage to or loss of such personal property, goods and merchandise arising from the bursting, overflowing or leaking of the roof or of water, sewer, or steam pipes, or from wires or fixtures or from any other cause whatsoever, unless said damages are caused through the negligence of the Landlord, its servants, employees and contractors.

INSURANCE RISK           29. The Tenant shall not keep gasoline or other
inflammable material or any other explosive in the demised premises or use the demised premises in any manner which will increase the rate of fire insurance on the Shopping Center or any part thereof beyond the ordinary risk established for the type of business hereinabove provided to be conducted therein, and any such increase in the insurance rate shall be borne by the Tenant. Tenant shall not do any act or thing upon the premises or in or about the Shopping Center or any part thereof which may make void or voidable any insurance on the demised premises or Shopping Center, and the Tenant expressly agrees to conform to all rules and regulations from time to time established by the Maryland Insurance Rating Bureau.

LANDLORD ACCESS          30. The Landlord and its Agent shall have access to
the demised premises at any and all reasonable times for the purpose of protecting said premises against fire, for the prevention of damage and injury to the leased premises, or for the purpose of inspecting the same.

                         31(a). In the event the Tenant shall be adjudicated
bankrupt or adjudged to be insolvent, or if Tenant shall file or acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or if Tenant shall make an assignment or other conveyance in trust for the benefit of its creditors, or if any execution or attachment shall be issued against Tenant or Tenant's property whereupon the demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and such execution or attachment shall not be dismissed, vacated, discharged or bonded within sixty (60) days' after issuance of same, or if a receiver of Trustee shall be appointed for the property and assets of the Tenant and such receivership be not discharged within twenty (20) days from the date of such appointment, then upon the happening of any of said events, the term hereby demised shall, at the option of the Landlord, cease and determine, it being expressly agreed that the covenant hereinafter contained against the assignment of this Lease shall cover the case of the assignment of this Lease by operation of law as well as the assignment of this Lease by a voluntary act of the Tenant.

                         31(b). If this Lease shall be so cancelled and
terminated, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court shall be entitled to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises. In no event, without the written approval of Landlord which approval may be granted or withheld at its sole discretion, shall this Lease be or be considered an asset of Tenant's estate in bankruptcy, or insolvency, or receiver or trustee (hereafter referred to as a "Trustee") with respect thereto.

                         31(c). To the extent that Landlord's right to cancel
this Lease in accordance with the provisions of subsections (a) and (b) of this
Article 31 is invalid or enforceable under the Bankruptcy Reform Act of 1978 (the "Act") or any other statute or rule of law, then the following provisions shall apply, to the extent valid and enforceable.

                         31(c)1. If there has been a Default by Tenant under
any provision of this Lease (other than this Article 31), the Trustee may not assume this Lease, unless, at the time of assumption of this Lease, the
Trustee:

                         31(c)1A cures, or provides adequate assurance (to
Landlord's reasonable satisfaction) that the Trustee will promptly cure such default; and

                         31(c)1B provides adequate assurance (to Landlord's
reasonable satisfaction) of future performance under the Lease, which shall include, without limitation, adequate assurance:

                         31(c)1Bi of the source of rent and other consideration
due under such Lease;

                         31(c)1Bii that the Percentage Rent will not decline
substantially;

                         31(c)1Biii that assumption or assignment of such Lease
will not breach substantially any provision, such as a radius, location, use, or exclusivity provision, In any other lease, financing agreement, or master agreement relating to the Shopping Center; and

                         31(c)1Bvi that assumption or assignment of this Lease
will not disrupt substantially any tenant mix or balance in the Shopping
Center.

                         31 (c)2 If there has been a default by Tenant, the
Trustee may not require the Landlord to provide services or supplies incidental to this Lease before assumption of this Lease unless the Landlord is compensated under the terms of this Lease for any services and supplies provided under this Lease before assumption of this Lease.

                         31(d) If this Lease is terminated under the provisions
of this Article 31, or by reason of rejection by the Trustee, Landlord shall be entitled to the recovery of damages, and such other remedies, as are provided for in Article 33. The foregoing sentence shall not, however, limit or prejudice the right of Landlord to petition for and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or arrangement proceeding an amount equal to the maximum allowed by the Act or any other statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the excess referred to in the preceding sentence.

REPOSSESSION             32. This Lease is subject to the limitation that if at
any time either of the following events (herein called a "Default") shall occur:

(i) if Tenant shall fail to pay any installment of rent or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable (it being specifically understood and agreed that the term rent includes the minimum rental, the Percentage Rent, the share of real estate or other taxes and the share of cost of maintenance and operation of common areas, as referred to in this Lease or any other consideration under the Lease that is identified as rent in this Lease), and such failure shall continue for five (5) days; or

(ii) if Tenant shall fail to perform or observe any other term, provision, covenant, condition or requirement of this Lease on the part of Tenant to be performed or observed, and such failure shall continue for ten (10) days after written notice from Landlord;

then upon the happening of either of the aforementioned defaults, this Lease shall, at Landlord's option, cease and determine and shall operate as a Notice to Quit, any written Notice to Quit being hereby expressly waived. Landlord may proceed to recover possession of said premises by virtue of any legal process as may at the time be in operation and force in like cases relative to proceedings between Landlord and Tenant, and Tenant shall pay for any court costs relative to such proceedings and a reasonable attorneys' fee, or Landlord may at its option re-enter and re-rent the demised premises for the account of the Tenant, and in such event, Tenant shall remain liable to Landlord for any and all deficiencies in the rent under this Lease.

RELETTING                33. Should Landlord elect to re-enter, as herein
provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such reasonable alterations and reasonable repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term of less than as extending beyond the term of this Lease) and at such rental or rentals and upon other terms and conditions as Landlord in its discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such reasonable alterations and reasonable repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant damages it may incur by reason of such breach, including any unpaid rent (or other amounts due under this Lease) which is due and owing at the time of termination, repairing and redecorating the premises to a condition sufficient for reletting same. In addition, in the event of termination by Landlord as aforesaid, if Landlord at its sole option so elects, Tenant shall pay to Landlord, on demand, as liquidated, agreed final damages, the following:

1. The difference between: (i) the rent and all other charges which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated as aforesaid, and (ii) the fair rental value of the demised premises for the same period, with said difference being discounted at the rate of six percent (6%) per annum to present worth, and

2. commissions, advertising, cost of repairs and other expenses incidental to the reletting of the demised premises

For purposes of the foregoing sentence, the term rent shall include fixed minimum rental, Percentage Rent, additional rent, and all other charges and pass-throughs provided herein. For the purpose of computing Percentage Rent after a Default, the monthly percentage rent shall be deemed to be equal to the average monthly Percentage Rent paid hereunder for the twenty-four (24) months during the term preceding such termination the entire preceding portion of the term if less than twenty-four months).

HOLDOVER                 34. If the Tenant shall not immediately surrender said
premises on the day after the end of the term hereby created, then the Tenant shall, by virtue of this agreement, become Tenant by the month at twice the rental agreed by the said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant as monthly Tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenant, and the said Tenant shall give to the Landlord at least thirty
(30) days' written notice to quit said premises, except in the event of non-payment of minimum rent in advance or of Percentage Rent when due or of the other additional rents, as provided for in Article 6 hereof, when due, or of the breach of any other covenant by the said Tenant, in which event the said Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that the Tenant shall hold over after the expiration of the term hereby created, and if the said Landlord shall desire to regain possession of said premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the minimum rent by the Landlord from the Tenant, as monthly tenant hereunder, the Landlord, at its election or option, may re-enter and take possession of said premises forthwith, without process, or by any legal action or process in force in the State of Maryland.

RENTAL SIGN              35. The Tenant agrees to give Landlord permission to
place a "For Rent" sign in the window sixty (60) days before termination of the lease term.

SUBORDINATION            36. Tenant agrees that this Lease shall be subject and
subordinate to the lien of any bona fide mortgages or deeds of trust that may now or at any time hereafter be placed against the demised premises by the Landlord to secure money borrowed from any insurance company or recognized financial institution. Tenant agrees, at any time hereafter, on demand, to execute any instrument, release, or other documents that may be required by Landlord for the purpose of subjecting and subordinating this Lease to the lien of any mortgage or deed of trust, whether original or substituted.

NOTICES                  37. All notices, demands. requests, approval, consents
or other instruments required or desired to be given hereunder by either party to the other shall be given by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Landlord.                      If to Tenant:

          Smallwood Village Associates         Interstate General Co. L.P.
          222 Smallwood Village Center         222 Smallwood Village Center
          St Charles, Maryland 20601           St. Charles, Maryland 20601

ASSIGNS AND SUCCESSORS   38. Feminine or neuter pronouns shall be substituted
for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions; and the covenants and agreements herein contained shall, wherever appropriate, be binding upon the heirs, administrators, executors, personal representatives, successors and assigns of the parties hereto.

SUBLETTING
AND ASSIGNMENT           39. Tenant will not sublet demised premises or any
part thereof, or transfer possession or occupancy thereof to any person (including but not by way of limitation, concessionaires or licensees of Tenant) firm or corporation or transfer, assign mortgage or encumber this Lease without the prior written consent of Landlord in each instance, nor shall any subletting or assignment hereof be effected by merger, liquidation or otherwise by operation of law or otherwise than by the prior written consent of the Landlord. Any attempted transfer, assignment, subletting, license or concession agreement or hypothecation shall be void and confer no rights upon any third party. If Landlord shall refuse to consent to any request of Tenant for the proposed assignment, sale, or other transfer of Tenant's interest in and to this Lease and/or the demised premises, Landlord may, if it so elects, but only with the consent of Tenant, terminate this Lease as of a mutually agreeable termination date, in which event (i) this Lease shall expire and come to an end with the same force and effect as if said date were originally set forth in this Lease for expiration of the Term, (ii) Tenant agrees Landlord shall have the absolute right, with no consent required from Tenant, to relet the demised premises for its own account to Tenant's prospective assignee at such rentals and upon such other terms and conditions as Landlord shall desire If, without Landlord's prior written consent, there shall be an attempted assignment or subletting or if the demised premises shall be occupied by anybody other than Tenant, whether as a result of act or omission by Tenant, or by operation of law, or otherwise, Landlord, may. in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the proposed assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant hereunder from the further performance by Tenant of the covenants on the part of Tenant herein contained.

If Landlord shall consent to any requested transfer, assignment, mortgage, hypothecation, encumbrance, subletting, license and/or concession, such consent shall be deemed consent to that particular transaction only and shall not be deemed consent to any other or future transfer, assignment, mortgage, hypothecation, encumbrance, subletting, license and/or concession, as the case may be. Any permitted transfer, assignment, mortgage, hypothecation, encumbrance, subletting, license and/or concession shall be expressly subject to each and every term, covenant and condition of this Lease, unless otherwise specifically provided in writing, and Tenant shall remain fully liable and obligated under all of such terms, covenants and conditions.

If Tenant is a corporation, unincorporated association or partnership, and Tenant shall, without the prior written consent of Landlord, transfer, assign or hypothecate any stock or interest in such corporation, association or partnership so as to result in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, then Landlord shall have the option to terminate this Lease at any time after actual notice of such change by giving Tenant at least sixty (60) days' prior written notice and, on the date fixed in such notice for termination of this Lease, this Lease shall expire and come to end with the same effect as if said date were originally set forth in this Lease for expiration of the term. The mere receipt by Landlord of rent from a party other than Tenant shall not be deemed actual notice of any change in control or ownership of Tenant. This provision shall not be applicable to the transfer of any stock or interest in such corporation, association or partnership to a member of the immediate family of any person(s) now owning a controlling interest therein (i.e.. the spouse and direct lineal ancestor or descendent of such person or such person's spouse).

NOT PARTNERS             40. The parties hereto by this agreement expressly do
not intend as a matter of fact or law to create or constitute a partnership.

PROMOTIONAL SERVICE      41. Intentionally left blank.

CONTINUOUS OCCUPANCY     42(a). On the Rent Commencement Date, Tenant shall
occupy the premises and promptly open for business, at which time the premises shall be fully fixtured, fully stocked and fully staffed. Tenant acknowledges that it has been informed that its obligation to open for business promptly on the Rent Commencement Date has been and will be relied upon by the Landlord in dealing with other tenants in the Shopping Center, and failure of Tenant to open for business as above specified shall constitute a Default under this Lease, and may cause substantial damages to Landlord. Tenant shall defend, indemnify and save Landlord harmless from any damages which may be claimed against Landlord and shall indemnify Landlord for any losses suffered because of Tenant's failure to comply with its obligations under the first sentence of this Article.

                         42(b). Throughout the term, Tenant shall continuously
conduct in the premises, with a full stock of merchandise and full staff of personnel, the business permitted under Article 19 (and no other business. including specifically any business or use prohibited by the terms of this Lease) on all business days and during such hours as are kept by a majority of the tenants in the Shopping Center (excluding the Tenant hereunder) and at least 66 hours per week (unless fewer hours per week are agreed to by a majority of the tenants in the Shopping Center (excluding the Tenant hereunder). Regardless of the minimum number of hours per week Tenant is open for business, and regardless of which additional hours Tenant is open, Tenant shall in all events remain open for business during the hours of 10:00 A.M. to 5:30 P.M. Monday through Saturday. Tenant acknowledges that its obligation to continuously and actively conduct business in the premises in the manner prescribed in this Article is for the purpose of enhancing the business activity and public patronage of all stores in the Shopping Center in order to produce for Landlord the maximum possible percentage rents from all stores in the Shopping Center as well as from the premises and to enhance the leaseability of floor space in the Shopping Center, and Tenant acknowledges that failure on its part to comply with the provisions of this Article shall constitute a Default under this Lease, and would cause Landlord substantial damages which might be difficult or insusceptible of exact proof. Accordingly, the parties have agreed that if Tenant fails to comply with the provisions of this Article, then Landlord shall not be required to prove its actual damages for breach of this Article, but in lieu thereof Tenant shall pay Landlord as liquidated damages, and not as a penalty, an additional monthly rent equal to the monthly minimum rent payable under Article 5 hereof, which liquidated damage payments shall continue from the date of breach until such breach is cured or until the end of the then current term of this Lease, whichever is first. Said liquidated damages shall be paid monthly, concurrently with the monthly payments of minimum rent reserved under this Lease. Nothing in this Article shall be construed as a limitation upon Tenants obligations to continuously conduct business in the manner herein specified or upon Landlord's remedies under Articles 32 and 33 or upon Landlord's right to recover any other provable monetary damages. A breach by Tenant of its obligations under subsection (a) of this Article shall also constitute a breach of this subsection (b) and entitle Landlord not only to its claims under subsection
(a), but also to liquidated damages under this subsection (b) for so long as the breach of this subsection continues.

MAINTENANCE AND
OPERATION OF
COMMON AREAS             43. Landlord agrees to keep the parking areas in the
Shopping Center and the other common areas (excepting service areas immediately adjacent and contiguous to the demised premises, the maintenance of which shall be Tenant's responsibility) reasonably free of snow, ice and debris and to keep the same lighted during the business hours of a majority of the tenants in the Shopping. Landlord further agrees to keep the parking areas in the Shopping Center and other common ares in good repair and order.

COST OF MAINTENANCE
AND OPERATION OF
COMMON AREAS             44(a). Common area maintenance costs are defined as
costs and expenses incurred by Landlord, or others on Landlord's behalf, in operating, maintaining, repairing and replacing those areas to the entire Shopping Center, for the benefit of the entire Shopping Center. These costs include, but are not limited to, the costs set out in Exhibit "C" attached hereto. Common areas are defined as all areas, facilities and improvements provided, from time to time, in the Shopping Center (except those within any store premises) for the mutual convenience and use of tenants or other occupants of the Shopping Center, their respective agents, employees, customers and invitees and shall include, if provided, but not be limited to, parking areas and facilities, including, without limitation, roadways, entrances, sidewalks, stairways, service corridors, truckways, ramps, loading docks, delivery areas, landscaped areas, package pickup stations, public restrooms and comfort stations, access and interior roads, retaining walls, and lighting facilities.

                         44(b). Subject to adjustment as herein provided,
Tenant shall pay Landlord on the Rent Commencement Date and on the first day of each calendar month during the term hereof the amount set forth in the next succeeding sentence and estimated by Landlord to be Tenant's monthly Percentage Share of the common area maintenance costs; and Landlord may adjust said amount at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs. For the first full calendar year of this Lease, and for the period between the Rent Commencement Date and such first calendar year, Tenant's monthly share of common area maintenance costs shall be an amount equal to Ninety cents (.90) per square foot of floor area in the demised premises, and for each full calendar year thereafter, Tenant's monthly share shall be determined on the basis of one-twelfth (1/12th) of Tenant's actual Percentage Share of common area maintenance costs for the preceding calendar year (or if Tenant was not a tenant in the Shopping Center for the full preceding calendar year, then 1/12th of what would otherwise have been Tenant's pro-rata share had Tenant been such a tenant.)

                         44(c)  Within ninety (90) days following the end of
each calendar year, Landlord shall furnish Tenant a statement covering such calendar year just expired in reasonable detail, prepared in accordance with generally accepted accounting and/or auditing principles and certified as correct by a certified public accountant or any authorized representative of Landlord, showing the common area maintenance costs and the amount of Tenant's Percentage Share of such costs for such year computed in accordance with
Article 44(a) above, and the payments made by Tenant with respect to such year as set forth in Article 44(b) above. If Tenant's Percentage Share of such costs is less than Tenant's payments so made, Tenant shall be entitled to a credit of the difference, or if such share is greater than Tenant's said payments, Tenant shall pay Landlord the difference. Tenant and Landlord shall adjust and make refunds or pay the deficiency, as the case may be, within thirty (30) days after receipt of such statement. Tenant's Percentage Share of the common area costs shall be adjusted proportionately for any partial lease year.

INSURANCE                45(a). Landlord shall obtain and maintain in effect
during the term of this Lease a policy or policies of insurance (i) covering the improvements constituting the Shopping Center (including the common areas, but excluding Tenant's leasehold improvements, trade fixtures and other property required to be insured by Tenant) in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings), providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with such other risks, and with such deductibles, as Landlord may from time to time determine, and (ii) public liability insurance covering the parking areas and other common areas in an amount not less than $500,000 for injury to any one person, $1,000,000 for injuries arising out of one accident, and $50,000 for property damage coverage. The cost of the premiums for any such policies shall be included in the Landlord common area maintenance costs. Any such insurance may be effected by a policy or policies of blanket insurance, covering additional items or locations or assureds. Tenant shall have no rights in any policy maintained by Landlord and shall not, by reason of payment by Tenant, as part of common area maintenance costs, of its pro rata share of Landlord's premium therefor, be entitled to be a named assured thereunder.

                         45(b). Tenant, at Tenant's sole cost and expense,
shall obtain and maintain in effect at all times during the term of this Lease, policies providing the following coverage:

(i) a comprehensive policy of general liability insurance, covering the demised premises and Tenant's use thereof against claims for personal injury or death or property damage occurring upon, in or about the demised premises, in the limits stipulated in Article 27;

(ii) insurance covering Tenant's leasehold improvements, trade fixtures, equipment and personal property from time to time in, on or upon the demised premises, in an amount of not less than eighty percent (80%) of the full replacement value of said items, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, and malicious mischief. Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant's insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed, and

(iii) plate glass insurance covering all plate glass in the demised premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.

                         45(c). All insurance policies herein required to be
procured by Tenant (i) shall be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the State of Maryland and reasonably satisfactory to Landlord, (ii) shall be issued in the names of Landlord, Tenant and any other parties in interest from time to time
designated in writing by notice from Landlord to Tenant,   (iii) shall be
written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Rent Commencement Date and before any such insurance policy shall expire, Tenant shall delivery to Landlord certificates of insurance for, certified copies of, or duplicate originals of, each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the demised premises and other locations of Tenant, and if Tenant includes the demised premises in such blanket coverage Tenant shall deliver to Landlord, as aforesaid, a duplicate original or certified copy of each such insurance policy or a certificate evidencing such insurance. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that, unless Landlord shall first have been given ten (10) days' prior written notice thereof: (i) such insurance policy shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material change may be made in such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage herein required to be procured by Tenant, Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately payable by Tenant to Landlord as additional rent.

ADDITIONAL RENT          46. If Landlord shall incur any charge or expense on
behalf of Tenant under the terms of this Lease, such charge or expense and all other monetary payments due under this Lease to Landlord shall be considered additional rent hereunder; in addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such nonpayment shall entitle Landlord to the remedies available to it hereunder for non-payment of rent.
All such charges or expenses shall be paid to Landlord at its office in St. Charles, Maryland.

RENT                     47. Landlord covenants that if Tenant pays the rent
and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the demised premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

TRANSFER OF
LANDLORD'S INTEREST      48. Notwithstanding any provision of this Lease to the
contrary, in the event of the sale or other transfer of Landlord's interest in the demised premises or the Shopping Center, (i) Landlord shall thereupon and without further act by either party hereto be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing, and (ii) it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

NO WAIVER                49. That no waiver of any breach of any covenant,
condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

PARTIAL INVALIDITY       50. If any term, covenant or condition of this Lease
or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those s to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

RULES & REGULATIONS      51. Tenant shall at all times comply with the rules
and regulations set forth on Exhibit "D' attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed as a covenant of this Lease to be performed and observed by Tenant.

APPLICABLE LAW           52. This Lease shall be construed under the laws of
the State of Maryland.

CAPTIONS AND HEADINGS    53. Captions and headings are for convenience and
reference only.

JOINT AND SEVERAL
LIABILITY                54. If two or more individuals, corporations,
partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

NOTIFICATION             55. This writing is intended by the parties as final
expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties of their duly authorized agents.

NO DISCRIMINATION        56. It is intended that the Shopping Center be
developed so that all prospective tenants and all customers, employees, licensees and invitees of all tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Shopping Center without discrimination because of race, creed, color, national origin or ancestry. To that end, Tenant will not discriminate in the conduct and operation of its business in the premises against any person or group of persons because of the race, creed, color, national origin or ancestry of such person or group of persons.

DELAY                    57. Intentionally left blank.

STORE FRONT              58. The design and construction of the store front for
the demised premises will be subject to the Landlord's approval, which shall not be unreasonably withheld.

ESTOPPEL CERTIFICATE     59. Tenant agrees, at any time and from time to time,
upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the demised premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Tenant should be sent. Any such statement delivered pursuant thereto may be relied upon by any owner of the Shopping Center, any prospective purchaser of the Shopping Center, any mortgagee or prospective mortgagee of the Shopping Center or of Landlord's interest, or any prospective assignee of any such mortgagee.

OUTPARCEL                60. Landlord shall have the right to remove from the
Shopping Center, sell, or separately develop any outparcels whereupon such outparcels shall, at the option of the Landlord, be removed from the definition of the Shopping Center.

WAIVER OF JURY TRIAL     61. Tenant hereby waives all right to trial by jury in
any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other or any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the demised premises.

NO OPTION                62. The submission of this Lease for examination does
not constitute a reservation of or option for the premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

SECURITY DEPOSIT         63. Intentionally left blank.

BROKER'S PERMISSION      64. Intentionally left blank.

LESSOR'S RIGHT TO SELL
OR MORTGAGE FEE          65. Nothing contained in this lease shall limit or
curtail Landlord's right to sell, mortgage, or otherwise deal with its fee interest in the leased premises, the ground underlying the leased premises, the shopping center and the ground underlying the shopping center, or affect Landlord's right to assign the net rent payable under this Lease either as further collateral security under a fee mortgage or otherwise. Any such assignment of rent shall be honored by Tenant.

STORES OR SHOPPING
CENTER                   66. Landlord may from time to time change or alter the
size, configuration, partitions or store designations of all or any of the stores in the shopping center and may expand the shopping center by adding thereto additional land and buildings without the consent of, or notice to, Tenant.

                         IN WITNESS WHEREOF, and intending that this Lease be a
sealed instrument, Landlord and Tenant have executed this Lease under seal on the dates indicated beneath their respective signatures.

                                           SMALLWOOD VILLAGE ASSOCIATES
                                           A Maryland Limited Partnership

                                           INTERSTATE BUSINESS CORPORATION
                                                 General  Partner

/s/ Joanne Bakin                           By:  /s/ Charles E. Stuart
-----------------------------                 ----------------------------
      WITNESS                                         LANDLORD

                                    Date of Execution by Landlord: 12/1/87
                                                                  --------
/s/ Joanne Bakin                    /s/ Paul Resnik
-----------------------------       --------------------------------------
      WITNESS                                      TENANT

                                    Date of Execution by Tenant: 12/1/87
                                                                ----------
State of Maryland
                    SS:
County of Charles

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date, Charles Stuart, personally well known (or satisfactorily proven) to me to be the Senior Vice President of Interstate Business Corporation, a Delaware corporation, who, being by me first duly sworn, did acknowledge that he/she, as the duly authorized officer of said Corporation, executed the foregoing and annexed Instrument, in the name and on behalf of said Corporation, as its free act and deed for the uses and purposes therein contained.

WITNESS my hand and official seal this 1st day of December, 1987.

                                           /s/ Linda Susan Bland
                                           -----------------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires:  8/22/90
                                                                 -------------

                                   EXHIBIT B

                         TENANT FIT UP SPECIFICATIONS

                           Smallwood Village Center

                             St. Charles, Maryland

Shell building and commercial finish specifications to be provided by and at the expense of the Landlord included with the stated basic rental will be as follows:

FLOOR:
   4" thick concrete slab on grade with wire mesh reinforcement, suitable for resilient flooring and/or carpeting. Tenant is to furnish and install floor finish.

DEMISED PARTITIONS:
   (Tenant divider partitions): 2-1/2" metal studs with 1/2" thick sound insulation full height. Drywall to be taped, spackled, sanded, and ready for paint.

EXTERIOR BUILDING WALLS:
   Store front, back, and/or fire rated partitions at the rear of building B &
   C.

PLUMBING:
   Rough-in for one toilet. One 5 gallon hot water heater.

TOILET UNIT - One Each:
   a. Partitions: 2-1/2" metal studs 24" o.c. with layer of 1/2" gypsum board each side, taped, spackled, sanded and ready for paint.

   b. Door and Frame: 2'8" x 6'8" x 1-3/8" thick hollow' wood door in a wood frame with hinges and privacy latchset.

   c.     Water Closet:

   d.     Lavatory:

   e.     Floor Finish: Vinyl asbestos tile.

   f.     Base: 4" vinyl base.

   g.     Ceiling Finish: Same as shop except ceiling height shall be 8'0".

   h.     Exhaust Fan Standard.

   i.     Lighting Fixture: 1-100 watt incandescent.

   j.     Toilet Paper Holder: With mirror - Standard.

ACOUSTICAL CEILINGS:
   2' x 4' x 5/8" thick Class A lay-in acoustical panels in an exposed metal grid suspension system. Fire rated where required.

HEATING AND AiR CONDITIONING:
   Heat Pump. Packaged system with auxiliary electric resistance, heater, fresh air duct, power and control wiring, thermostat, air distribution system included grilles and registers per standard drawing. Heat pump systems shall be single or multiple units depending on size and layout of the individual shops.

   Unit Sizes: 2, 3, 3-1/2, 4, 5, 7-1/2 Tons, as indicated on plans.

ELECTRICAL:
     a. Lighting: Standard 2' x 4' recessed 4 tube flourescent lay-in fixtures, in accordance with typical lighting layout on electrical drawings. (1 fix/85 sq. ft).

     b.   Receptacles: As per typical layout (1 outlet every 20').

     c. Exit Lights: Exit and emergency white lights as per electrical drawings two (2) per space. Sheet A-22.

     d.   Electric power: Each store to be individually metered.

     e.   Electrical panels:

     Lighting, etc: 120/208V/3 phase 150 amp with space for single pole 20 amp circuit breakers for lighting, hot water heater, toilet exhaust fan and future receptacle circuits (by tenant),

     Sprinklers: Owner will provide sprinklers throughout building with typical layout. Tenant partioning requiring additional heads or the relocation of existing heads will be at tenant expense.

DESIGN SERVICES:
     Tenant to pay for required design and consultation service with Landlord's Architect/Engineer to coordinate tenant requirements with building standards. Tenant to apply and obtain certificate of occupancy and other permits relating to its store area and use. Landlord's architect to approve tenant layout and signs and plans.

                                   EXHIBIT C
                               COMMON AREA COSTS

                           Smallwood Village Center
                             St. Charles, Maryland


     Common area maintenance costs shall mean, for the purpose of this Lease, all costs and expenses incurred by Landlord or others on Landlord's behalf, in operating, maintaining, repairing and replacing those areas common to the entire Shopping Center, for the benefit of the entire Shopping Center. Such common area maintenance costs shall include all costs and expenses of every kind and nature as may be paid or incurred by Landlord in operating, policing, protecting, managing, equipping, lighting. repairing, replacing and maintaining the common areas including but not limited to, the cost and expenses of:

     1. operating, maintaining, repairing, replacing, lighting, cleaning, sweeping, painting and resurfacing of the common areas and common area facilities, including but not limited to: paving, vehicle area lighting facilities, lighting and sound facilities, storm and sanitary drainage systems and other utility conduits, systems, ducts, and similar items, fire protection systems, sprinkler systems, utility sprinkler and security alarm systems, Shopping Center signs on and off the Shopping Center site, Shopping Center signs and wiring, retaining walls, curbs, gutters, fences, sidewalks, canopies, steps, and ramps in the common areas, exclusive of casualty loss replacements covered by insurance, and exclusive of the cost for a replacement of an asset (or part) for which a depreciation allowance is included hereunder if such replacement cost may not be treated as an expense deduction under Internal Revenue Service Regulations;

    2. Gardening, landscaping, and maintenance of grass, trees, and shrubbery:

    3. All premiums for all insurance maintained by Landlord in connection with the Shopping Center, including without limitation: liability for bodily injury, death and property damage; insurance on the Shopping Center (including the common areas) against fire, extended coverage, theft or other casualties; workman's compensation; plate glass insurance for glass exclusively serving the common areas; sign insurance; and loss of rent insurance for up to a 12-month period;

    4.    Security.

    5. Personal property taxes on equipment and systems in, pertaining to, or used in maintaining and operating the common areas and outdoor areas;

    6. Utility charges and other costs of lighting the common areas, the vehicle areas, Center signs, and other like facilities;

    7.    Vehicle area line painting, and removal of snow and ice;

    8.    Collection and removal of trash from all outdoor areas in the Center.

    9. Depreciation of all machinery and equipment used in maintaining and operating the common areas (including cleaning and snow removal equipment) and of Center signs, fixtures and furnishings, traffic signals, which depreciation shall be calculated on a straight line basis and on lives based upon the Internal Revenue Service guidelines from time to time extant;

    10. Power and fuel for operating common area equipment and systems and for operating vehicles and equipment used for cleaning, maintenance and snow removal; and

    11. Salaries of personnel directly engaged in operating cleaning and maintaining the common areas (including security personnel and parking attendants), and all related payroll charges, benefits and taxes.

                                   EXHIBIT D
                             RULES AND REGULATIONS

                           Smallwood Village Center
                             St. Charles, Maryland


    Tenant shall, at all times during the term of the Lease;

    1. Use, maintain and occupy the premises in a careful, safe, proper and lawful manner, keep the premises and its appurtenances in a clean and safe condition;

    2. Keep all glass in the doors and windows of the premises clean and in good repair;

    3. Not place, maintain or sell any merchandise in any vestibule or entry to the premises, on the sidewalks adjacent to the premises, or elsewhere on the outside of the premises without the prior written consent of Landlord;

    4. Keep the premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests;

    5. Not permit undue accumulations of garbage, trash, rubbish and other refuse in the premises, and keep refuse in closed containers within the interior of the premises until removed.

    6. Not use, permit or suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such manner that the sound emanating therefrom or caused thereby shall be audible beyond the interior of the premises;

    7. Not deliver or suffer or permit delivery of merchandise to the premises after 10:00 a.m. on any day;

    8. Light the show windows and exterior signs of the premises to the extent required in the Lease;

    9. Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the premises;

   10. Not cause or permit objectional odors to emanate or be dispelled from the premises;

   11. Not overload the floors or electrical wiring and not install any additional electrical wiring or plumbing without Landlord's prior written consent;

   12. Not use show windows in the premises for any purpose other than display of merchandise for sale in a neat and attractive manner;

   13. Not conduct, permit or suffer any public or private auction sale to be conducted on or from the premises; and

   14. Not solicit business in the common areas of the Shopping Center or distribute handbills or other advertising materials in the common areas, and if this provision is violated the Tenant shall pay Landlord the cost of collecting same from the common areas for trash disposal.

   15.    Maintain an attractive display in the show windows; and

   16. Discourage congregations of people in the common areas and outside the store.

                             LEASE RENEWAL CLAUSE



The following additional provisions are hereby added to the Lease:


(a)  Option to Extend
Subject to the satisfaction of the conditions precedent set forth in Paragraph
(b) below, Tenant shall have the right, at its option, to extend the term of this Lease for two additional periods (the "Extension Period") of five (5) years. Such extension option shall be exercisable by Tenant giving written notice to Landlord of the exercise of such option only during the three-month period that is at least six (6) months, but not more than nine (9) months, prior to the expiration of the then current term of this Lease; and, upon the exercise of such extension option, the termination date of this Lease shall automatically be extended for five (5) years. Such Extension Period shall be upon the same terms, covenants, and conditions as set forth in this Lease with respect to the initial term, but subject to the rental adjustment provisions of Paragraph (c) below. With respect to such extension option, and in the event that (i) Tenant shall fail to exercise the same strictly within the time period and in the manner set forth above, and/or (ii) at the time hereinabove specified for the exercise of such option, all of the conditions precedent set forth in Paragraph (b) below shall not have been satisfied, then such extension option shall automatically expire and be absolutely void and of no force or effect.

(b)  Conditions Precendent.

The extension option granted to Tenant in Paragraph (a) above, shall be void and of no force and effect unless, at the time above specified for exercising such option, each and every one of the following conditions precedent shall have been fully satisfied:

   1.     This Lease shall be in full force and effect;
   2. Tenant shall be in possession of the demised premises and shall be regularly conducting its normal business operation therein; and
   3. Tenant shall not be in default (beyond any grace period granted in this Lease for curing the same) in the performance or observance of any of the terms, provisions, covenants and conditions of this Lease.

(c)  Rent Adjustment.
Notwithstanding any other provision of this Lease, in the event the term of this Lease is extended pursuant to the exercise by Tenant of the extension option hereinabove granted in Paragraph (a) above, then, with respect to such Extension Period, the rents, other charges and other economic benefits to be derived by Landlord under this Lease shall be the same as then prevails in the Shopping Center for new leases executed at that time. The foregoing sentence notwithstanding, in no event shall the fixed minimum annual rental (and the monthly installments thereof) payable hereunder during and for the Extension Period be less than the greater of (i) the fixed minimum annual rental in effect immediately prior to the Extension Period or (ii) the fixed minimum annual rental during the Initial term adjusted to the Consumer Price Index (as set forth in the following sentence). Such adjustment shall be accomplished by multiplying the average fixed minimum annual rental in effect during the initial term of this Lease by a fraction, the numerator of which shall be the Consumer Price Index as of the most recent date prior to the beginning of the

Extension Period, and the denominator of which shall be the Consumer Price Index as of the most recent date prior to the Rent Commencement Date. If the fixed minimum annual rental is established by the aforesaid adjustment pursuant to the preceding sentence, said fixed minimum annual rental shall be effective as of the beginning of the Extension Period and shall thereafter continue in effect as the fixed minimum annual rental required to be paid under this Lease during the entire Extension Period subject to adjustment as described in
Article 6E of this Lease

(d)  Consumer Price Index.
For all purposes of the Lease Agreement, the Consumer Price Index is hereby defined to be the "United States Bureau of Labor Statistics, Consumer Price Index, for Urban Wage Earners and Clerical Workers (CPl-W)", all items for Washington, D. C. SMSA (1967 = 100); and if the Consumer Price Index shall be discontinued or altered, Landlord and Tenant shall attempt to agree upon a substitute index or formula, and if said parties are not able to agree upon such substitute, the matter shall be referred to binding arbitration in accordance with the rules of the American Arbitration Association in the State of Maryland then prevailing.

LATE PAYMENT CHARGES

In the event that any installment or payment of minimum rent, percentage rent, additional rent or any other sum required hereunder to be paid by Tenant to Landlord is not received by Landlord on or before the fifth (5th) calendar day after the same is due and payable, then, for each and every such late payment, in addition to the payment then in arrears, Tenant shall immediately pay to Landlord as additional rent, a service charge equal to whichever is the greater of (i) Twenty Dollars ($20.00); or (ii) one half of one percent (.5%) of such unpaid sum per day for each calendar day after the due date of such payment that such payment has not been received by Landlord. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such service charges pursuant to this subsection (b), Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by, Landlord of such late payment service charges shall be construed as a cure of such default on the part of Tenant.